UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Stephen B. Wolgin

On July 13, 2020, the Company received notice that effective July 14, 2020, Stephen B. Wolgin resigned as a member of the Board of Directors (the “Board”) of Monmouth Real Estate Investment Corporation (the “Company”). Mr. Wolgin’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies, or practices.

Election of Sonal Pande

Effective July 14, 2020, the Board elected Sonal Pande to fill the vacancy created by Mr. Wolgin’s resignation and to serve as a Class II Director until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified. The Board also determined that Ms. Pande is an independent director under the listing standards of the New York Stock Exchange.

As a member of the Board of Directors, Ms. Pande will participate in the Company’s director compensation program and, as a result, will receive an annual fee of $48,000 plus an additional amount to be paid in our unrestricted common stock valued at $5,000 for a total annual directors’ fee of $53,000, as well as a meeting attendance fee of $5,000 for each meeting of the Board of Directors attended in person, $500 for each telephone meeting attended, and $1,200 for each committee meeting attended. She is expected to enter into the Company’s standard form of indemnification agreement for its directors, a copy of which was previously filed on April 23, 2012 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s compensation program for its directors, please see the Company’s Proxy Statement for its 2020 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 31, 2020.

Item 7.01 Regulation FD Disclosure.

On July 14, 2020, the Company issued a press release announcing the resignation of Mr. Wolgin as a member of the Board of the Company and the election of Ms. Pande to fill the vacancy left by Mr. Wolgin’s resignation. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Monmouth Real Estate Investment Corporation, dated July 14, 2020.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: July 15, 2020	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer, its principal financial officer and principal accounting officer